Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the proxy statement/consent solicitation statement/prospectus. Unless the context otherwise requires, the “Company” refers to Luminar Technologies, Inc. and its subsidiaries after the Closing and Gores Metropoulos, Inc. prior to the Closing.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy Luminar, with Legacy Luminar continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Luminar merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name Luminar Holdco, LLC (the “Mergers”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, which are incorporated by reference. The historical financial information of Legacy Luminar was derived from the unaudited and audited consolidated financial statements of Legacy Luminar as of and for the nine months ended September 30, 2020, which are included as exhibits to this Form 8-K, and for the year ended December 31, 2019, which are incorporated by reference. This information should be read together with the Company’s and Luminar’s unaudited and audited financial statements and related notes, the section entitled “The Company Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated by reference, and the section set forth in this Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is included in this 8-K for the nine months ended September 30, 2020 and incorporated by reference for the year ended December 31, 2019.

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was (i) 168,836,688 shares of Class A Common Stock, (ii) 105,118,203 shares of Class B Common Stock, (iii) options for an aggregate of 16,224,474 shares of Class A Common Stock (the “Rollover Options”) and (iv) a warrant for 4,089,280 shares of Class A Common Stock (the “Assumed Warrant”) (collectively, the “Aggregate Company Stock Consideration. The Per Share Company Stock Consideration was equal to approximately 13.6309. Each share of Class A Common Stock and Class B Common Stock has the same economic interest in the Post-Combination Company but each share of Class B Common Stock has 10 votes per share compared to one vote per share for each share of Class A Common Stock.

The foregoing consideration to be paid to the Legacy Luminar Stockholders may be further increased by amounts payable as earn-out shares of Class A Common Stock or Class B Common Stock, as applicable (the “Earn-Out Shares”), of up to 7.5% of the sum of (x) the total outstanding capital stock of the Company and (y) the total shares subject to outstanding Rollover Options and Assumed Warrants, in each case, as of the closing of the Business Combination. There are six distinct tranches of earn out shares, each of which will be issued if the volume weighted average closing sale price of one share of Class A Common Stock for a period of at least 20 days out of 40 consecutive trading days is greater than or equal to the price specified for such tranche in the Merger Agreement during the period beginning on the date that is six months following the closing of the Business Combination and ending on the fifth anniversary of such date (“Earn Out Period”). If the earn out condition is achieved for a tranche, the Company will account for the earn out shares for such tranche as issued and outstanding Class A Common Stock and Class B Common Stock.

The following summarizes the consideration (excluding the earn out shares but including consideration payable in respect of Luminar Series X Preferred Stock):

(in thousands, except for per share amounts)
Shares transferred at Closing (1)	294,268,645
Value per share (2)	$10.00

Total Share Consideration	$2,942,686

(1)

The number of outstanding shares in the table above assumes the issuance of approximately 20,313,754 shares of Class A Common Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Common Stock at Closing.

(2)

Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Business Combination was $18.00. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma shares of Common Stock outstanding at Closing:

	Shares	%
Luminar Class A Stock (1), (2), (3)	168,836,688	52.1%
Luminar Class B Stock (1), (4)	105,118,203	32.5%
Public Shares	39,981,349	12.3%
Founders Class A Stock	10,000,000	3.1%

Pro Forma common stock	323,936,240	100%

(1)	Excludes approximately 15,363,615 of Class A Stock and 10,455,134 of Class B Stock in potential earn out shares as the price threshold for each tranche have not yet been triggered.
(2)

Includes the issuance of 1,354,072 shares of Luminar Series X Preferred Stock in August, September, and October 2020 that converted into approximately 18,457,231 shares of Class A Stock upon the close of the Business Combination.

(3)

The number of outstanding shares in the table above does not assume the issuance of approximately 20,313,754 shares of Class A Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Stock at Closing.

(4)	Class B Common Stock carry ten votes per share whereas Class A Common Stock will have one vote per share.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are based on the historical financial statements of the Gores and Legacy Luminar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020							As of September 30, 2020
	Luminar (Historical)	Luminar Pro Forma Adjustments		Luminar As Adjusted	Gores (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$50,700	$13,864	(A)	$64,564	$519	$405,725	(B)	$387,112
						(1,891)	(C)
						(49,854)	(D)
						(31,762)	(J)
						(189)	(K)
Restricted cash and cash equivalents	225	—		225	—	—		225
Marketable securities	117,130	—		117,130	—	—		117,130
Accounts receivable, net	955	—		955	—	—		955
Inventories, net	2,921	—		2,921	—	—		2,921
Prepaids and other current assets	9,771	—		9,771	60	(4,603)	(D)	5,228

Total current assets	181,702	13,864		195,566	579	317,426		513,571
Non-current assets:
Investments and cash held in Trust Account	—	—		—	405,725	(405,725)	(B)	—
Property and equipment, net	7,765	—		7,765	—	—		7,765
Goodwill	701	—		701	—	—		701
Other long-term assets	1,285	—		1,285	—	—		1,285

Total non-current assets	9,751	—		9,751	405,725	(405,725)		9,751

TOTAL ASSETS	$191,453	$13,864		$205,317	$406,304	$(88,299)		$523,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	8,250	—		8,250	—	(2,896)	(D)	5,354
Accrued expenses and other current liabilities	7,667	—		7,667	2,936	(1,861)	(C)	5,456
						(3,286)	(D)
State franchise tax accrual	—	—		—	30	(30)	(C)	—
Current portion of long-term debt	1,949			1,949	—	(1,949)	(J)	—
Other current liabilities	442	—		442	133	—		575

Total current liabilities	18,308	—		18,308	3,099	(10,022)		11,385

Non-current liabilities:
Deferred underwriting compensation	—	—		—	14,000	(14,000)	(D)	—
Long-term debt	26,877	—		26,877	—	(26,877)	(J)	—
Warrant liabilities	15,412	—		15,412	—	(15,412)	(E)	—
Other long-term liabilities	1,240	—		1,240	—	—		1,240

Total non-current liabilities	43,529	—		43,529	14,000	(56,289)		1,240

Total liabilities	61,837	—		61,837	17,099	(66,311)		12,625

Common stock subject to possible redemption	—	—		—	384,205	(384,205)	(F)	—
Series A preferred stock	244,743	—		244,743	—	(244,743)	(G)	—
Series X preferred stock	164,111	13,864	(A)	177,975	—	(177,975)	(G)	—

	As of September 30, 2020						As of September 30, 2020
	Luminar (Historical)	Luminar Pro Forma Adjustments	Luminar As Adjusted	Gores (Historical)	Pro Forma Adjustments		Pro Forma Combined
Stockholders’ equity (deficit):
Preferred stock	—	—	—	—	—		—
Founders’ preferred stock	—	—	—	—	—		—
Common stock	—	—	—	—			—
Class A Common Stock	—	—	—	—	4	(F)	22
					17	(G)
					1	(H)
					—	(K)
Class B Common Stock	—	—	—	—	11	(G)	11
Class F Common Stock	—	—	—	1	(1)	(H)	—
Additional paid-in capital	15,212	—	15,212	2,954	(27,329)	(D)	814,996
					15,412	(E)
					384,201	(F)
					422,690	(G)
					2,045	(I)
					(189)	(K)
Treasury stock	—	—	—	—	—		—
Accumulated other comprehensive loss	(20)	—	(20)	—	—		(20)
Retained earnings/(accumulated deficit)	(294,430)	—	(294,430)	2,045	(6,946)	(D)	(304,312)
					(2,045)	(I)
					(2,936)	(J)

Total stockholders’ equity (deficit)	(279,238)	—	(279,238)	5,000	784,935		510,697

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$191,453	$13,864	$205,317	$406,304	$(88,299)		$523,322

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020					For the Nine Months Ended September 30, 2020
	Luminar (Historical)	Gores (Historical)	Pro Forma Adjustments			Pro Forma Combined
Net sales	$11,519	$—	$—			$11,519
Cost of sales	18,209	—	—			18,209

Gross loss	(6,690)	—	—			(6,690)

Operating expenses:
Selling and marketing expenses	5,407	—	—			5,407
General and administrative expenses	16,116	—	(1,764)	(EE	)	14,352
Research and development expenses	28,268	—	—			28,268
State franchise taxes, other than income tax	—	150	—			150
Other operating expenses	—	4,409	(1,075)	(EE	)	3,334

Total operating expenses	49,791	4,559	(2,839)			51,511

Operating loss	(56,481)	(4,559)	2,839			(58,201)
Interest income	162	1,352	(1,352)	(AA	)	162
Interest expense	(2,097)	—	2,044	(CC	)	(53)
Changes in fair values of warrant liabilities	(12,562)	—	12,562	(BB	)	—
Loss on extinguishment of debt	(866)	—	—			(866)
Other income	10	—	—			10
Other expense	(393)	—	—			(393)

Income (loss) before income taxes	(72,227)	(3,207)	16,093			(59,341)
Provision for (benefit from) income taxes	—	172	(172)	(DD	)	—

Net income (loss) attributable to common stockholders	$(72,227)	$(3,379)	$16,265			$(59,341)

Weighted average shares outstanding - Common stock	9,510,996
Common stock - basic and diluted	$(8.25)
Weighted average shares outstanding - Class A Common Stock		40,000,000				218,818,037
Class A Common Stock - basic and diluted		$(0.06)				$(0.18)
Weighted average shares outstanding - Class F Common Stock		10,000,000
Class F Common Stock - basic and diluted		$(0.09)
Weighted average shares outstanding - Class B Common Stock						105,118,203
Class B Common Stock - basic and diluted						$(0.18)

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019		Pro Forma Adjustments			For the Year ended December 31, 2019
	Luminar (Historical)	Gores (Historical)				Pro Forma Combined
Net sales	$12,602	$—	$—			$12,602
Cost of sales	16,655	—	—			16,655

Gross loss	(4,053)	—	—			(4,053)

Operating expenses:
Selling and marketing expenses	4,730	—	—			4,730
General and administrative expenses	16,861	—	—			16,861
Research and development expenses	36,971	—	—			36,971
State franchise taxes, other than income tax	—	200	—			200
Other operating expenses	—	621	—			621

Total operating expenses	58,562	821	—			59,383

Operating loss	(62,615)	(821)	—			(63,436)
Interest income	509	7,708	(7,708)	(AA	)	509
Interest expense	(2,239)	—	2,216	(CC	)	(23)
Change in fair value of SAFE notes	(24,215)	—	—			(24,215)
Changes in fair values of warrant liabilities	(256)	—	256	(BB	)	—
Loss on extinguishment of debt	(6,124)	—	—			(6,124)
Other income	262	—	—			262
Other expense	(40)	—	—			(40)

Income (loss) before income taxes	(94,718)	6,887	(5,236)			(93,067)
Provision for (benefit from) income taxes	—	1,442	(1,442)	(DD	)	—

Net income (loss) attributable to common stockholders	$(94,718)	$5,445	$(3,794)			$(93,067)

Weighted average shares outstanding - Common stock	8,718,104
Common stock - basic and diluted	$(11.47)
Weighted average shares outstanding - Class A Common Stock		36,164,000				218,818,037
Class A Common Stock - basic and diluted		$0.16				$(0.29)
Weighted average shares outstanding - Class F Common Stock		10,162,656
Class F Common Stock - basic and diluted		$(0.05)
Weighted average shares outstanding - Class B Common Stock						105,118,203
Class B Common Stock - basic and diluted						$(0.29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while the Company was the legal acquirer, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Luminar issuing stock for the net assets of the Company, accompanied by a recapitalization. Operations prior to the Business Combination are those of Legacy Luminar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited balance sheet as of September 30, 2020 and the related notes as of September 30, 2020, incorporated by reference;

•	Legacy Luminar’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes as of September 30, 2020, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference; and

•	Legacy Luminar’s unaudited statement of income for the nine months ended September 30, 2020 and the related notes, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, incorporated by reference; and

•	Legacy Luminar’s audited statement of income for the twelve months ended December 31, 2019 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Legacy Luminar.

2.	Accounting Policies

Based on its initial analysis of the Company’s and Legacy Luminar’s policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Post-Combination Company. Legacy Luminar and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)

Reflects the issuance of 102,099 shares of Luminar Series X Preferred Stock in October 2020 at a price of $135.786 per share, and proceeds of $13.9 million. Upon the close of the Business Combination, Luminar Series X Preferred Stock converted into the right to receive Class A Stock at an estimated exchange ratio of approximately 13.6309.

(B)	Reflects the reclassification of $405.7 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)	Reflects the settlement of the Company’s historical liabilities that were settled upon the close of the Business Combination.

(D)	Represents transaction costs totaling $51.1 million, consisting of approximately $47.0 million of equity issuance costs. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Deferred underwriting fees	$14,000
Series X equity issuance costs	5,662
Amounts previously capitalized and paid	707
Amounts previously capitalized but not paid	3,896
Amounts incurred as part of the transaction	22,726

Subtotal	$46,991

(in thousands)	Amount
Transaction expenses
Amounts incurred and paid	$553
Amounts incurred and not paid	2,286
Amounts incurred as part of the transaction	1,284

Subtotal	4,123

Grand Total	$51,114

(E)	Represents the reclassification of Legacy Luminar warrants from liability to equity classification as a result of the Business Combination.

(F)	Reflects the reclassification of approximately $384.2 million of Class A Common Stock subject to possible redemption to permanent equity.

(G)

Represents recapitalization of Legacy Luminar equity and issuance of 168,836,688 of the Post-Combination Company’s Class A Common Stock (inclusive of the Series X Preferred Stock noted in Adjustment A) and 105,118,203 of the Post-Combination Company’s Class B Common Stock to holders of Luminar Class A Common Stock and Luminar Class B Common Stock, respectively, as consideration for the Business Combination.

(H)

Reflects the conversion of Class F Common Stock to Class A Common Stock. In connection with the closing of the Business Combination, all shares of Class F Common Stock were converted into shares of Class A Common Stock.

(I)

Reflects the reclassification of the Gores historical retained earnings. A portion of the historical retained earnings balance includes a reclassification of transaction costs that were previously expensed by Gores but have subsequently been determined to be equity issuance costs.

(J)

Reflects the repayment of Legacy Luminar outstanding indebtedness, including settlement of unamortized discounts, in accordance with the Merger Agreement, as cash and cash equivalents exceeded $300.0 million. Additionally, this adjustment reflects an estimated prepayment penalty of $1.8 million.

(K)

Reflects redemptions of 18,651 Gores’ common stock in December 2020 for approximately $0.2 million at a redemption price of $10.14 per share based on a pro forma redemption date of September 30, 2020. As of the actual redemption date, the redemption price was $10.16 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Reflects the elimination of interest income on the Trust Account.

(BB)

Reflects the elimination of the impact of change in fair value of warrant liabilities as the warrants are expected to become equity-classified as a result of the recapitalization, and therefore will not be marked to market at each reporting period.

(CC)

Reflects the elimination of interest expense related to outstanding debt for the nine months ended September 30, 2020 and for the year ended December 31, 2019 as the balances were repaid at the closing of the Business Combination.

(DD)	Reflects elimination of income tax expense as a result of elimination of the Trust Account income (noted in footnote AA).

(EE)	Reflects the elimination of transaction costs incurred and recorded by Gores and Legacy Luminar during the nine months ended September 30, 2020.

5.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the

Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of the Company’s common stock for the nine months ended September 30, 2020 and for the year ended December 31, 2019:

(in thousands, except share and per share data)	For the Nine Months Ended September 30, 2020	For the Year ended December 31, 2019
Pro forma net loss	$(59,341)	$(93,067)

Weighted average shares outstanding of Class A Common Stock	218,818,037	218,818,037
Net loss per share (Basic and Diluted) attributable to Class A stockholders (1), (2), (3)	$(0.18)	$(0.29)
Weighted average shares outstanding of Class B Common Stock	105,118,203	105,118,203
Net loss per share (Basic and Diluted) attributable to Class B stockholders (2), (3)	$(0.18)	$(0.29)

(1)	Excludes approximately 20,313,754 shares of Class A Common Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Common Stock at Closing.
(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(3)	Net loss is allocated proportionally to each class of share based on the total shares outstanding per class divided by the total shares outstanding for all classes.